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                                                                    EXHIBIT 23.2



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Atlantic Coast Airlines, Inc.



We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated January 24, 1997, relating to the consolidated financial statements and schedule of Atlantic Coast Airlines, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus.



                                        /s/ BDO SEIDMAN, LLP
                                        BDO Seidman,LLP


Washington, D.C.
September 9, 1997